Exhibit 10.5

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the “Agreement”) is entered into as of the 26 day of March, 2008 (the “Effective Date”), by and among ENGETECH, INC., a Turks and Caicos corporation (the “Pledgor”) and TRANSAX INTERNATIONAL LIMITED, a Colorado corporation (the “Secured Party”).

R E C I T A L S

WHEREAS, Pledgor owns beneficially and of record 45 shares of the common stock of Transax Limited, a Colorado corporation (the “Company”), representing 45% of the issued and outstanding shares of the Company’s common stock (the “Pledged Shares”); and

WHEREAS, on even date herewith, the Pledgor has entered into a stock purchase agreement (the “Purchase Agreement”) pursuant to which Pledgor has purchased the Pledged Shares for an aggregate purchase price of $3,200,000, and in connection therewith Pledgor has executed and made payable to the Secured Party that certain Promissory Note, dated as of the date hereof, in the original principal amount of $2,400,000 (the “Note”) evidencing the payment obligations of the Pledgor to the Secured Party. All capitalized terms used herein not otherwise defined herein shall have the same meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, to induce the Secured Party to enter into the Purchase Agreement, the Pledgor desires and has agreed to pledge, grant, transfer and assign to the Secured Party a first priority security interest in the Collateral to secure the payment and performance of the Obligations of the Borrower under the Note and the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, representations, warranties and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree that the foregoing recitals are true and correct and further agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1 Definitions. As used in this agreement:

“Agreement” shall mean this Stock Pledge Agreement.

“Code” shall mean the Uniform Commercial Code as in effect in the State of Florida or any other applicable state or jurisdiction.

“Collateral” shall mean the Pledged Shares and the Proceeds, collectively.

“Enforcement Costs” shall mean any and all funds, costs, expenses and charges (including, without limitation, reasonable attorneys’ fees and expenses) advanced, paid or incurred by or on behalf of Secured Party under or in connection with the enforcement of this Agreement.

“Escrow Agent” shall mean Carlton Fields, P.A.

“Event of Default” shall have the meaning ascribed thereto in Article V hereto.

“Lien” shall mean any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof or any agreement to give any security interest).

“Note” shall mean the Promissory Note issued by the Pledgor of even date payable to the order of the Secured Party evidencing the obligation to pay the $2,400,000 balance of the Purchase Price.

“Obligations” means all liabilities, obligations, forms of indebtedness or undertakings owing by Pledgor to Secured Party of any kind or description arising out of or outstanding under the Note, the Purchase Agreement or this Agreement or any documents executed in connection therewith, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all obligations to pay principal and interest due under the Note and any and all costs, fees (including attorneys’ fees) and expenses which the Pledgor is required or obligated to pay pursuant to any of the foregoing, by law or otherwise.

“Person” means and includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof, or any other entity.

“Pledged Shares” shall have the meaning ascribed to such term in the Recitals of this Agreement.

“Pledgor” shall have the meaning ascribed thereto in the preamble to this Agreement, together with his heirs, successors or assigns.

“Proceeds” shall mean all proceeds (including proceeds of proceeds) of the Pledged Shares including all amounts from time to time paid or payable under or in connection with any of the Pledged Shares or proceeds thereof.

“Secured Party” shall have the meaning ascribed thereto in the preamble to this Agreement and shall include Secured Party’s successors or assigns.

“Security Interest” shall mean the security interest in the Collateral granted hereunder.

“UCC” shall mean the Uniform Commercial Code of the State of Florida.

SECTION 1.2 Rules of Construction. Unless otherwise defined herein and unless the context otherwise requires, all terms used herein which are defined by the UCC shall have the same meanings assigned to them by the UCC unless and to the extent varied by this Agreement. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are references to sections or subsections of this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include any other gender, as the context may require.

ARTICLE II

PAYMENT OF THE OBLIGATIONS AND THE COLLATERAL

SECTION 2.1 Payment of the Obligations. The Pledgor hereby agrees to pay to the Secured Party all Obligations when and as due.

SECTION 2.2 The Pledge. In order to secure the full and punctual payment of the Obligations when due, whether as required under the Note or by acceleration or otherwise, the Pledgor hereby transfers, pledges, assigns, sets over, delivers and grants to Secured Party a continuing first priority lien and security interest in and to all right, title and interest of the Pledgor in and to the Collateral, both now owned and existing and hereafter created, acquired and arising.

SECTION 2.3 Security Interest Only. The Security Interest is granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 2.4 Delivery, etc. Immediately upon execution of this Agreement, Pledgor shall deliver to the Escrow Agent (a) all certificates representing or evidencing the Pledged Shares, which certificates shall be accompanied by undated and irrevocable stock powers duly executed in blank by the Pledgor (collectively, the “Certificates”), and (b) all other property, instruments and papers comprising, representing or evidencing the Collateral or any part thereof, accompanied by proper instruments of assignment or endorsement duly executed by the Pledgor.

SECTION 2.5 Record Owner of Collateral. The Collateral shall be held in the name of the Pledgor, provided that nothing herein shall preclude Secured Party from holding such Collateral in its own name upon the occurrence and continuation of any Event of Default. The Pledgor will give to Secured Party copies of any notices or other communications received by it with respect to Collateral registered in the name of the Pledgor.

SECTION 2.6 Voting Rights; Dividends and Interest; etc.

(a)        Unless and until an Event of Default shall have occurred, the Pledgor shall be entitled to exercise any and all voting and other rights, powers and privileges accruing to an owner of the Pledged Shares or any part thereof for any purpose consistent with the terms of this Agreement, provided that no ratification shall be given, nor any power pertaining to the Pledged Shares exercised, nor any other action taken, which would violate or be inconsistent with the terms of this Agreement.

(b)       Secured Party shall not sell, transfer or encumber the Collateral until payment in full of the Obligations.

(c)        Until payment in full of the Obligations, all rights of the Pledgor to dividends and/or other payments from the Company which the Pledgor would otherwise be authorized to receive shall cease, and all such rights shall be vested in Secured Party, who shall have the sole and exclusive right and authority to receive and retain such payments. All payments which are received by the Pledgor contrary to the provisions of this Section 2.6 shall be received in trust for the benefit of Secured Party, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to Secured Party in the same form as so received (with any necessary endorsement, which the Pledgor hereby agrees to make). Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of this subparagraph (b) shall be applied to the Obligations as Secured Party shall determine.

(d)       Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other rights, powers and privileges which it is entitled to exercise pursuant to this Section 2.6 shall cease, and all such rights, powers and privileges shall thereupon become vested in Secured Party, who shall have the sole and exclusive right and authority to exercise such voting and other rights, powers and privileges.

(e)        Notwithstanding any provision of this Agreement to the contrary, until payment in full of the Obligations, Secured Party’s nominees shall serve as the sole directors of the Company and in that capacity shall be entitled to enact such resolutions and take such other action as they deem necessary or appropriate to cause the Company and the Subsidiaries to comply in all material respects with their obligations under this Agreement and the Purchase Documents (as defined in the Note). Stephen Walters and Lawrence Frederick Bewes shall remain as the Company’s sole directors until such time as Secured Party elects to replace them.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Pledgor makes the following representations and warranties to Secured Party in order to induce Secured Party to enter into this Agreement and the Purchase Agreement.

SECTION 3.1 Authority. The Pledgor has full power and authority to grant the Security Interest to Secured Party in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement without the consent or approval of any Person other than any consent or approval which has been obtained.

SECTION 3.2 Pledged Shares. Pledgor is, and at all times will be, the sole legal, record and beneficial owner of, and have good and marketable title to, all of the Collateral. The Pledgor has not created and will not create any liens, options, security interests, encumbrances or other rights in the Collateral and is not and will not become a party to and is not and will not become bound by any agreement (other than this Agreement) which restricts in any manner the rights of any present or future holder of any of the Pledged Shares.

SECTION 3.3 Survival. All representations and warranties contained in or made under or in connection with this Agreement: (a) shall survive the execution, delivery and performance of this Agreement, and (b) shall be accurate at all times during which any amount remains outstanding under the Obligations with the same effect as if such representations and warranties had been made at such times.

ARTICLE IV

COVENANTS OF PLEDGOR

The Pledgor covenants and agrees with Secured Party as follows:

SECTION 4.1 Title, Liens and Taxes. The Pledgor shall, at its own cost and expense, take any and all actions reasonably necessary to defend the Security Interest of Secured Party in the Collateral and the priority (or intended priority) thereof against any adverse lien of any nature whatsoever, and any liens arising from the actions or omissions of Pledgor.

SECTION 4.2 Further Assurances. The Pledgor shall, from time to time, at its expense, execute, deliver, acknowledge and cause to be duly filed, recorded or registered any statement, assignment, endorsement, instrument, paper, Form UCC-1 Financing Statement, agreement or other document and take any other action that from time to time may be necessary or desirable, or that Secured Party may reasonably request, in order to create, preserve, continue, perfect, confirm or validate the Security Interest or to enable Secured Party to obtain the full benefits of this Agreement or to exercise and enforce any of its rights, powers and remedies hereunder. The Pledgor shall pay all costs of, and incidental to, the filing, recording or registration of any such document as well as any recordation, transfer or other tax required to be paid in connection with any such filing, recordation or registration. The Pledgor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement signed by the Pledgor in connection with this Agreement shall be sufficient as a financing statement.

SECTION 4.3 No Sale, Pledge or Disposition of Collateral. Without the prior written consent of Secured Party, the Pledgor will not directly or indirectly, sell, assign, transfer, dispose of, pledge or grant a lien on the Collateral other than the lien created by this Agreement.

SECTION 4.4 Operations. Until the Obligations are paid in full, the Pledgor will ensure that the Company and the other Subsidiaries operate only in the ordinary course of business, consistent with past practice, and will not, directly or indirectly, (i) permit any sale, pledge or other disposition of assets of the Company or any Subsidiary outside the ordinary course of business or (ii) permit the Company or any Subsidiary to enter into any transaction with an Affiliate on terms more favorable to the Affiliate than arms-length terms. Pledgor shall provide to Secured Party access to the facilities, books and records of the Company and the other Subsidiaries from time to time during normal business hours on reasonable advance notice in order to enable Secured Party to monitor Pledgor’s compliance with its obligations hereunder.

ARTICLE V

DEFAULT

The occurrence of any one or more of the following events shall constitute an Event of Default under the provisions of this Agreement, and the term Event of Default shall mean, whenever it is used in this Agreement, any one or more of the following events:

SECTION 5.1 Payment of Obligations. If the Pledgor shall default in the payment of any sum payable with respect to the Note, the Purchase Agreement or this Agreement after the expiration of any applicable grace period.

SECTION 5.2 Breach of Representation and/or Warranty. If any warranty, representation or statement of fact made in either the Note, the Purchase Agreement, or this Agreement or any other Purchase Document by the Pledgor, the Company or any Subsidiary shall prove to be untrue or misleading in any material respect and such breach of representation or warranty is not cured within 15 days of written notice of same; or

SECTION 5.3 Breach of Covenant. If a breach by Pledgor, the Company or any Subsidiary shall occur in the observance or performance, of any of the material agreements, promises, covenants, terms and conditions (other than for the payment of money) contained in the Note, the Purchase Agreement, or this Agreement or any other Purchase Document (as defined in the Note) and such default remains uncured after 15 days written notice of same.

ARTICLE VI

RIGHTS AND REMEDIES

SECTION 6.1 Rights and Remedies of the Secured Party. Upon and after the occurrence of an Event of Default, the Secured Party shall be entitled to receive from the Escrow Agent delivery of the Certificates and Secured Party shall have all of the rights, powers, privileges and remedies provided in the Uniform Commercial Code in force in the State of Florida at the date of this Agreement. In addition to and in conjunction with such rights, powers, privileges and remedies, the Secured Party may, by giving 15 days notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the UCC) to Pledgor, and without liability for any diminution in price that may have occurred, sell that portion of the Pledged Shares necessary to satisfy the Obligations in any commercially reasonable manner and for any price Secured Party determines. At any bona fide public or private sale the Secured Party may purchase all or any part of the Pledged Shares. The Secured Party may retain out of the proceeds of any sale an amount equal to the amounts outstanding under the Obligations and Enforcement Costs including the expenses of the sale, and shall pay any balance of the proceeds to Pledgor. If the sale proceeds are insufficient to cover such Obligations and Enforcement Costs, Pledgor shall remain liable to Secured Party for the deficiency.

SECTION 6.2 Application. The Collateral held or retained by the Secured Party in connection with the exercise of Secured Party’s rights under this Article VI, may be applied by Secured Party to the amounts outstanding under the Obligations, and to the Enforcement Costs, whether matured or unmatured, in such order and manner as Secured Party may determine in its sole discretion.

SECTION 6.3 No Waiver, etc. No failure or delay by Secured Party to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude Secured Party from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement, Secured Party shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or the Note, or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The payment by the Pledgor or any other Person and the acceptance by Secured Party of any other amount due and payable under the provisions of this Agreement during which an Event of Default exists shall not in any way or manner be construed as a waiver of such Event of Default by Secured Party or preclude Secured Party from exercising any right of power or remedy consequent upon such Event of Default. The Pledgor understands and agrees that the Secured Party is not required to resort to or pursue any of its rights or remedies under or with respect to any other security for, or any of the Obligations or Enforcement Costs secured by this Agreement before pursuing any of Secured Party’s rights under this Agreement.

SECTION 6.4 Vote. Upon an Event of Default, Secured Party may vote all or any part of the Pledged Shares (whether or not transferred into the name of the Secured Party) and give all consents, waivers and ratifications in respect to the Pledged Shares and otherwise act with respect thereto as though it were the outright owner thereof. This Agreement shall constitute an irrevocable proxy with respect to such voting rights.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Course of Dealing; Amendment. The failure of the Secured Party at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. This Agreement may not be amended, modified, or changed in any respect except by an agreement, in writing, signed by the Secured Party and the Pledgor.

SECTION 7.2 Waiver of Default. The Secured Party may, at any time and from time to time, execute and deliver to the Pledgor a written instrument waiving, on such terms and conditions as the Secured Party may specify in such written instrument, any of the requirements of this Agreement or any Event of Default or default and its consequences, provided that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, the Pledgor and Secured Party shall be restored to their former positions prior to such Event of Default or default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Event of Default or default or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.3 Notices. Any notice, demand, waiver, or consent required or permitted hereunder shall be in writing and shall be delivered personally or by registered or certified mail, with return receipt requested, or by recognized overnight courier or facsimile transmission, addressed as follows:

If to the Pledgor:

Engetech, Inc.

Gretton House, Suite 65

Pond Street, Grand Turk

Turks & Caicos Islands

Fax: 011-55-21-2131-0710

With a copy to:

Juscelio Vidal

Correa Mercante e Vidal

Av. Rio Branco 143

19 Andar

Rio de Janeiro, Brazil

CEP 20.040-006

Facsimile No.:	011-55-21-2292-5588

If to Secured Party:

Transax International Limited

5201 Blue Lagoon Drive

8th Floor

Miami, FL 33126

Attention: Stephen Walters, President and CEO

Facsimile: 305-629-3092

With a copy to:

Robert B. Macaulay

Carlton Fields, P.A.

100 S.E. 2nd Street

Suite 4000

Miami, FL 33131

Facsimile No.:	305-530-0055

A given notice shall be deemed received upon the date of delivery if given personally, by overnight courier or by facsimile transmission (with delivery of a copy by registered or certified mail), or, if given by registered or certified mail, on the fifth day after the day on which it is deposited in the mails properly addressed with postage prepaid as herein provided. Any party may change his or her address for the purpose of notice by giving notice in accordance with the provisions of this Section.

SECTION 7.4 Additional Provisions Concerning the Pledged Collateral. The Pledgor hereby irrevocably appoints the Secured Party as the Pledgor’s attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of any Pledged Collateral and to give full discharge for the same. The powers of attorney granted pursuant to this Agreement shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney are coupled with an interest and are irrevocable.

SECTION 7.5 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment or satisfaction in full of the Obligations, (ii) be binding upon Pledgor, its permitted transferees, representatives, heirs, successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its permitted transferees, representatives, successors and assigns. Upon the indefeasible payment or satisfaction in full of the Obligations, Pledgor shall be entitled to the return, upon its request and at its expense, of such portion of the Collateral as shall not have been sold or otherwise applied or forfeited pursuant to the terms hereof, and this Agreement shall be of no further force or effect.

SECTION 7.6 Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability.

SECTION 7.7 Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Note.

SECTION 7.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Pledgor and Secured Party and their respective personal representatives, heirs, successors and assigns, except that the Pledgor shall not have the right to assign his rights hereunder or any interest herein without the prior written consent of Secured Party.

SECTION 7.9 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity and specifically to ensure that Secured Party receives delivery of the Certificates representing the Pledged Shares upon occurrence of an Event of Default and to ensure compliance by Pledgor with its obligations under Article IV above.

SECTION 7.10 Applicable Law and Jurisdiction. This Agreement shall be governed by and interpreted under the laws of the State of Florida applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Pledgor hereby irrevocably consents that any legal action or proceeding against Pledgor arising out of or in any way connected with this Agreement may be instituted in any state court or United States federal court located in the State of Florida and County of Miami-Dade and Pledgor hereby irrevocably submits to the jurisdiction and venue of such courts and irrevocably waives any argument to the effect that any such court is an inconvenient forum.

SECTION 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.12 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

SECTION 7.13 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

SECTION 7.14 Further Documentation. The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

SECTION 7.15 Litigation. In the event of litigation arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys’ fees and expenses incurred in connection with such litigation at all levels, including before the filing of suit.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

ENGETECH, INC.,

a Turks and Caicos corporation

By:      “Americo de Castro”

Name: Americo de Castro

Title:   President

TRANSAX INTERNATIONAL LIMITED

a Colorado corporation

By:      “Stephen Walters”

Name: Stephen Walters

Title:   President & CEO